EXHIBIT 4.2

                FORM OF STOCK OPTION AGREEMENT TO BE ENTERED INTO
                     WITH RESPECT TO INCENTIVE STOCK OPTIONS


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                             STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                               CCF HOLDING COMPANY
                             2000 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of ________ shares of Common Stock of CCF Holding Company (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ______________, (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2000 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1.       Option  Price.  The  Option  price  is  $__________  for  each
                  -------------
Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2.       Exercise of  Option.  This  Option  shall  be  exercisable  in
                  -------------------
accordance with provisions of the Plan as follows:

                  (a) Schedule of Rights to Exercise. The Option shall be immediately exercisable upon the date of grant. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                            (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                          (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and


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                           (iv)     Be in writing and delivered in person or  by
 certified  mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.   Notwithstanding   anything    herein    to   the
            ----------------
contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                                CCF Holding Company



Date of Grant:                                  By:
                ----------------                    ----------------------------



Attest:



--------------------------------

[SEAL]


                                       2
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                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                               CCF HOLDING COMPANY
                             2000 STOCK OPTION PLAN


                                                  -------------------
                                                               (Date)


CCF Holding Company
101 North Main Street
Jonesboro, Georgia  30236-3588

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase ______________ shares of Common Stock of CCF Holding Company under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $            of cash or check
                               ----------
                                           of Common Stock
                               ----------
                              $            Total
                               ==========


         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
               --------------------------------------
         Address
               --------------------------------------
         Social Security Number
                                 --------------------

                                                      Very truly yours,





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